UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 1, 2019

KELLY SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-1088	38-1510762
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

999 WEST BIG BEAVER ROAD, TROY, MICHIGAN 48084

(Address of Principal Executive Offices)

(Zip Code)

(248) 362-4444

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2019, Kelly Services, Inc. (the “Company”) received notice from Persol Holdings Co. Ltd. (“Persol”) that Hirotoshi Takahashi, who currently serves on the Company’s board of directors, will not stand for election as a director at the Company’s annual meeting of stockholders scheduled for May 8, 2019 due to his additional responsibilities as Deputy President and Chief Operating Officer of Persol.

Based on Persol’s notice, the Company’s board of directors intends to nominate Takao Wada for election as a director at the Company’s annual meeting. Mr. Wada, age 56, is currently a Director and Senior Executive Officer of Persol. Mr. Wada joined Persol in 1991 and has served Persol and its affiliates in roles of increasing responsibility since that date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KELLY SERVICES, INC.

Date: March 4, 2019	/s/ James M. Polehna
James M. Polehna
Senior Vice President and Corporate Secretary